Exhibit 21.1

Subsidiaries of Imperial Holdings, Inc., a Florida corporation

Entity	Jurisdiction
Contingent Settlements I, LLC	Georgia
Haverhill Receivables, LLC	Georgia
Imperial Finance & Trading, LLC	Florida
Imperial Funding IV, LLC	Florida
Imperial Life and Annuity Services, LLC	Florida
Imperial Life Financing, LLC*	Illinois
Imperial Life Financing II, LLC	Georgia
Imperial Life Settlements, LLC	Delaware
Imperial Litigation Funding, LLC	Florida
Imperial PFC Financing, LLC	Illinois
Imperial PFC Financing II, LLC	Georgia
Imperial Premium Finance, LLC	Florida
Imperial Settlements Financing 2010, LLC	Georgia
Imperial SRC V, LLC	Florida
MXT Investments, LLC	Florida
OLIPP I, LLC	Delaware
OLIPP II, LLC	Delaware
OLIPP III, LLC	Delaware
OLIPP IV, LLC	Delaware
OLIPP Ireland Limited	Ireland
Portfolio Servicing, LLC	Florida
PSC Financial, LLC	Florida
Sovereign Life Financing, LLC	Delaware
Washington Square Financial, LLC**	Georgia
WSF Contingent, LLC	Florida
WSF Guaranteed, LLC	Florida

*	combined for reporting purposes
**	Does business as Imperial Structured Settlements